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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Registration Statements of Hyseq, Inc. on Form S-3 (Nos. 333-70134, and 333-90458) and the Registration Statements of Hyseq, Inc. on Form S-8 (Nos. 333-68170, 333-68172, 333-101276 and 333-103055), of our report dated June 2, 2003 relating to the financial statements of Variagenics, Inc., included in this Amendment No. 2 to the current Report on Form 8-K/A of Nuvelo, Inc.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 2, 2003